CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Current Report on Form 8-K of our audit report, dated January 18, 2012, relating to the financial statements of Lot6 Media, LLC. appearing in Exhibit 99.1 to such report filed by Webxu, Inc.

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC
Las Vegas, Nevada
January 24, 2012